Calculation of Filing Fee Tables
S-8
West Coast Community Bancorp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, no par value	Other	189,496	$ 22.95	$ 4,348,933.20	0.0001381	$ 600.59
2	Equity	Common Stock, no par value	Other	817,809	$ 59.68	$ 48,806,841.12	0.0001381	$ 6,740.22
Total Offering Amounts:						$ 53,155,774.32		$ 7,340.81
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 7,340.81
Offering Note
[1]	a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable under the plans to which this registration relates by reason of any stock dividend, stock split, recapitalization or other similar transaction. b. Represents Common Stock issuable upon exercise of outstanding options under the 2014 Omnibus Plan. c. Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price is based on the weighted-average exercise price of previously granted options that remain outstanding under the 2014 Omnibus Plan.

[2]	See note 1.a. above. a. Represents Common Stock reserved for future grants under the 2024 Equity Based Compensation Plan. b. Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum offering price is based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on September 16, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources